                                                                    Exhibit 23.1

[Great Lakes Higher Education Guaranty Corporation Letterhead]

---------------------, ---------

Education Funding Capital Trust - I
Cincinnati, Ohio

Education Funding Capital I, LLC
Cincinnati, Ohio

     Re:  Education Funding Capital Trust - I
          Education Funding Capital I, LLC
          Auction Rate Education Loan Backed Notes, Series 2002 A1 & B1

     The information regarding Great Lakes Higher Education Guaranty Corporation to be included in the Prospectus for the above-captioned Notes, as of the date of the Prospectus, does not contain any untrue statement of a material fact. We hereby consent to the use of such information in the Prospectus.

                                                   GREAT LAKES HIGHER EDUCATION
                                                   GUARANTY CORPORATION.


                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title: